                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       AUGUST 31, 2005
                                                 ------------------------------

                              PACIFIC ETHANOL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                   000-21467                 41-2170618
------------------------------  ------------------------   ---------------------
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

     5711 N. WEST AVENUE, FRESNO, CALIFORNIA                 93711
-----------------------------------------------    -----------------------------
    (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:     (559) 435-1771
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   ETHANOL MARKETING AGREEMENT DATED AS OF AUGUST 31, 2005 BY AND BETWEEN KINERGY MARKETING, LLC AND FRONT RANGE ENERGY, LLC

     On August 31, 2005, Kinergy Marketing, LLC, a wholly-owned subsidiary of the Company ("Kinergy"), entered into an Ethanol Marketing Agreement (the "Marketing Agreement") with Front Range Energy, LLC, a Colorado limited liability company ("FRE").

     The Marketing Agreement is effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term.

     Under the Marketing Agreement, Kinergy is to provide denatured fuel ethanol marketing services for FRE's production facility in Windsor, Colorado (the "Facility"). Kinergy is to have the exclusive right to market and sell all of the ethanol from the Facility, an estimated 40 million gallons-per-year. Kinergy is obligated to use reasonable commercial efforts to solicit, negotiate and enter into transactions, consisting of one or more forward sales of ethanol to be supplied by the Facility, with one or more third parties.

     Title to, risk of loss with respect to and the obligation to transport the Facility's ethanol passes from FRE to Kinergy upon delivery to Kinergy. The risk of degradation in quantity and quality that occurs after delivery to Kinergy will be borne by Kinergy.

     Kinergy must take delivery within seven days of the time that FRE makes ethanol available to Kinergy. In the event that stored ethanol exceeds storage capacity more than two times in any 60-day period or for longer than 24 hours at any given time, FRE has the right to terminate the Marketing Agreement.

     Kinergy is to pay FRE the gross payments received by Kinergy from third parties for forward sales of ethanol (the "Purchase Price") less certain transaction costs and fees. From the Purchase Price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the Marketing Agreement, including truck, rail and terminal costs for the transportation and storage of the Facility's ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties (the "Transaction Costs"). From the Purchase Price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the Purchase Price and the Transaction Costs. In addition, Kinergy will split the profit from any logistical arbitrage associated with ethanol supplied by FRE.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.
          -------------------------------------------

          None.

     (b)  Pro Forma Financial Information.
          -------------------------------

          None.

     (c)  Exhibits.
          --------

          Number   Description

          10.1 Ethanol Marketing Agreement dated as of August 31, 2005 by and between Kinergy Marketing, LLC and Front Range Energy, LLC

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 7, 2005                PACIFIC ETHANOL, INC.


                                        By: /S/ RYAN TURNER
                                            ------------------------------------
                                            Ryan Turner, Chief Operating Officer

                         EXHIBITS FILED WITH THIS REPORT

Number    Description
------    -----------

10.1 Ethanol Marketing Agreement dated as of August 31, 2005 by and between Kinergy Marketing, LLC and Front Range Energy, LLC